Exhibit 99.(c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-281004) of our report dated February 27, 2026, relating to the financial statements and financial highlights of ArrowMark Financial Corp. (the “Company”), for the year ended December 31, 2025, which appear in the Company’s Form N-CSR filed with the Securities and Exchange Commission on March 6, 2026.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

September 25, 2026